Exhibit 99.1

CITIGROUP GLOBAL MARKETS REALTY CORP.
388 GREENWICH STREET
NEW YORK, NEW YORK  10013

August 31, 2007

SHC Michigan Avenue, LLC
c/o Strategic Hotel Fundings, L.L.C.
77 West Wacker Drive, Suite 4600
Chicago, Illinois 60601
and after September 15, 2007:
200 West Madison Street, Suite 1700
Chicago, Illinois 60606
Attention: Chief Financial Officer and General Counsel

Perkins Coie LLP
131 South Dearborn Avenue, Suite 1700
Chicago, IL 60603-5559
Attention:  Bruce A. Bonjour, Esq.

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated as of October 6, 2006, by and between Borrower, as borrower, and Lender, as lender, as amended by that certain Amendment to Mortgage Loan and Security Agreement dated as of October 20, 2006, as further amended by that certain Second Amendment to Mortgage Loan and Security Agreement dated as of May 9, 2007, and as further amended by that certain Third Amendment to Mortgage Loan and Security Agreement dated as of the date hereof (as so amended, the “Loan Agreement”), pursuant to which Lender has agreed to make a loan (the “Loan”) in the maximum principal amount of $121,000,000 as evidenced by a Note, dated October 6, 2006, made by Borrower, as maker, as amended by that certain Amendment to Promissory Note dated as of October 20, 2006, as further amended by that certain Second Amendment to Promissory Note dated May 9, 2007, and as further amended by that certain Third Amendment to Promissory Note dated as of the date hereof (together with all amendments, replacements and supplements, the “Note”). All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

On the date which is 90 days from the date hereof, or earlier at the request and with the consent of the Borrower (the “Determination Date”) and provided the Lender and Borrower have not theretofore agreed to an increase in the Principal Amount of the Loan, Lender shall determine in its reasonable discretion, the prevailing financial, banking, real estate and capital market (including, primarily, the commercial mortgage-backed securities market for securities similar to securities representing interests in the Loan) conditions on or around the

Determination Date (the “Market Conditions”).  If Lender shall determine in its reasonable discretion, based upon the Market Conditions, that the LIBOR Margin would need to be increased to allow the Lender to market and securitize the Loan and/or sell portions of the Loan (including, without limitation, the ability to create and sell mezzanine portions of the Loan) in order to make a profit of $100,000. Lender, in consultation with Borrower, may increase the LIBOR Margin of the Loan up to a limit of seventy-five (75) basis points (the “Spread Increase”) to the extent required to make a profit in such amount.  Upon request by Borrower, Lender shall provide all such documentation and data as may be reasonably required by Borrower to support Lender’s reasonable determination of the required Spread Increase to achieve such profit, including the interest spreads per each securitization tranche, the proceeds amount from each securitized tranche, and calculation of profitability, based upon Exhibit A attached hereto.

Upon the Lender’s determination of the Spread Increase, Borrower may elect to prepay the Loan and if Lender is notified in writing of such election prior to the next relevant Payment Date, the Spread Increase shall not take effect.  If Borrower does elect to prepay as described in the prior sentence, Borrower acknowledges its prepayment obligations under the Loan Documents, including without limitation, its obligations under Section 4 of the Note.  If Borrower does not elect to prepay the Loan as described in the first sentence of this paragraph, then Borrower shall, at its own cost:

(a)        execute any amendments to the Loan Agreement, the Note and/or any other Loan Documents reasonably necessary to evidence the Spread Increase (but not otherwise increasing Borrower's obligations or decreasing the rights of Borrower under the Loan documents); and

(b)        comply with any other requirements consistent with the provisions of clause (a) above as may be requested by Lender upon advanced written notice, including without limitation and to the extent necessary, complying and re-complying with the requirements of Section 2.5 of the Loan Agreement (either by providing new condition precedent items or amending existing condition precedent items provided as of the date hereof), as may be required by Lender (acting reasonably) in order to properly reflect the Spread Increase as determined by Lender to achieve the profit described in the above paragraph.

This letter agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.  This letter agreement may not be amended or waived except by an instrument in writing signed by the parties hereto.  This letter agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Please confirm that the foregoing is our mutual understanding by signing and returning to Lender an executed counterpart of this letter agreement.

Very truly yours,

LENDER:

CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation

By:	/s/ Ana E. Rosu
Name: Ana E. Rosu
Title: Authorized Signatory

Accepted and agreed to as of the date first above written:

BORROWER:

SHC MICHIGAN AVENUE, LLC, a Delaware limited liability company

By:	/s/ Ryan M. Bowie
Name: Ryan M. Bowie
Title: Vice President and Treasurer

CONSENT OF SPONSOR AND OPERATING LESSEE

Each of the undersigned hereby acknowledges and consents and agrees to the foregoing letter agreement.

SPONSOR:

INTERCONTINENTAL FLORIDA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	/s/ Ryan M. Bowie
Name: Ryan M. Bowie
Title: Vice President and Treasurer

SHC MICHIGAN AVENUE MEZZANINE II, LLC, a Delaware limited liability company

By:	/s/ Ryan M. Bowie_______
Name: Ryan M. Bowie
Title: Vice President and Treasurer

OPERATING LESSEE:

NEW DTRS MICHIGAN AVENUE, LLC, a Delaware limited liability company

By:	/s/ Ryan M. Bowie
Name: Ryan M. Bowie
Title: Vice President and Treasurer

EXHIBIT A